Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Interface, Inc. and Subsidiaries
Atlanta, Georgia
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 25, 2015, relating to the consolidated financial statements, the effectiveness of Interface, Inc. and Subsidiaries' internal control over financial reporting, and schedules of Interface, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 28, 2014.

/s/ BDO USA, LLP
Atlanta, Georgia
July 30, 2015